SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): December 1, 2001


                CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION

               (Exact Name of Registrant as Specified in Charter)


Delaware                           333-64594                 13-4182182
(State or Other Jurisdiction       (Commission              (IRS Employer
of Incorporation)                  File Number)             Identification No.)


85 Broad Street, New York, New York                          10004
(Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code: (212) 902-1000


Item 7.  Financial Statements, Pro-Forma Financial Information and Exhibits.

Trustee's Report with respect to the December 1, 2001 Distribution Date for the Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust Allstate Financing II Certificates Series 2001-1



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT AND ASSET REPACKAGING
VEHICLE CORPORATION


Date:  December 10, 2001
By:    Arthur M. Rubin
Title: Treasurer




EXHIBIT INDEX

Exhibit

99. Trustee's Report in respect to the December 1, 2001 Distribution Date for the Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust Allstate Financing II Certificates Series 2001-1





                                   Exhibit 99

To the Holders of

Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust Allstate Financing II Certificates Series 2001-1, CUSIP: 744393208 (the "Certificates")

Wells Fargo Bank Minnesota, National Association, as Trustee for the Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust Series 2001-1, hereby gives notice with respect to the Distribution occurring on December 1, 2001 (the "Distribution Date") as follows:

1. The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest expressed as a dollar amount per Certificate, is as set forth below:

    Principal         Interest           Premium        Total Distribution
    ---------         ---------          -------        ------------------
      $0.00        $0.14895833778          $0.00           $0.14895833778

2. The applicable interest rate: 7.15%

3. The aggregate stated principal amount of the Securities as of such Distribution Date was $26,000,000.00. The interest rate applicable to the Securities for the immediately following Security Accrual Period is 7.83%

4. The amounts received by the Trustee in respect of the Securities during the immediately preceding Security Accrual Period was $1,017,900.00.

5. The amounts paid by the Trustee to the Swap Counterparty under the Monthly Payment Swap Agreement during the immediately preceding Calculation Period was $1,017,900.00.

6. The amounts received by the Trustee as payments under the Monthly Payment Swap Agreement during the immediately preceding Calculation Period was $167,578.13

7. The Principal Balance at the close of business on the Business Day immediately preceding the Distribution Date was $28,125,000.00

8. The current ratings of the Certificates and the Securities are "A2" by Moody's Investors and "A-" by Standard & Poor's.

9. There was no cumulative amount of Extraordinary Trust Expenses, as of the Distribution Date.


        Wells Fargo Bank Minnesota, National Association, as Trustee